Exhibit 99.1

                     NETSCOUT SYSTEMS REPORTS FOURTH QUARTER
                  & YEAR-END FINANCIAL RESULTS FOR FISCAL 2003

WESTFORD, Mass., April 30, 2003 - NetScout Systems, Inc. (NASDAQ: NTCT), a leading provider of network performance management solutions, today announced financial results for its fourth quarter and fiscal year ended March 31, 2003.

      Revenue for the fourth quarter of fiscal year 2003 was $17.7 million, compared to revenue of $18.2 million in the previous quarter and revenue of $22.9 million in the fourth quarter of fiscal year 2002. The net loss for the quarter was $354,000, or ($0.01) per basic and diluted share, compared to a net loss of $328,000, or ($0.01) per basic and diluted share, for the previous quarter and compared to a net loss of $1.7 million, or ($0.06) per basic and diluted share, in the fourth quarter of fiscal year 2002.

      For the fiscal year ended March 31, 2003, NetScout reported revenue of $71.7 million, a 13 percent decrease from $82.3 million for the fiscal year ended March 31, 2002. The net loss for the fiscal year ended March 31, 2003 was $2.5 million, or ($0.08) per basic and diluted share, compared to a net loss of $11.4 million, or ($0.39) per basic and diluted share, for the prior fiscal year.

      Pro forma net loss for the fourth quarter of fiscal year 2003 was $27,000, or $0.00 per pro forma basic and diluted share, versus pro forma net income of $10,000, or $0.00 per pro forma diluted share, in the previous quarter and compared to pro forma net income of $1.4 million or $0.05 per pro forma diluted share in the fourth quarter of fiscal year 2002. Pro forma net income and net loss excludes acquisition and stock-based compensation costs.

      Pro forma net loss for the fiscal year was $553,000, or ($0.02) per pro forma basic and diluted share, compared to pro forma net income of $1.4 million, or $0.05 per pro forma diluted share, in fiscal 2002.

      "Given the continuing weak economy and tight enterprise IT spending, we achieved good results for the quarter," said Anil Singhal, President and CEO of NetScout Systems. "With the uncertainty of improving market conditions, we continue to maintain tight expense controls while we sustain our product development and sales momentum. We are on course in the deployment of our CDM(TM) strategy through innovative new products to be released during fiscal year 2004. We are pleased with the early success of our nGenius(R) Performance Manager product that is being adopted by customers as their core network management solution for superior data, optimal network performance and high ROI."

Financial Highlights for the Fourth Quarter:
--------------------------------------------

      o Total revenue decreased 2% sequentially and decreased 23% from the fourth quarter of fiscal year 2002. Product revenue decreased 4% sequentially, and was down 32% from the fourth quarter of fiscal year 2002. Service revenue increased 1% sequentially, and increased 7% from the fourth quarter of fiscal year 2002. Royalty revenue decreased 5% sequentially and was down 44% from the fourth quarter of fiscal year 2002.

      o Gross margin was 76% of total revenue, up 1 point sequentially and up 2 points compared to the fourth quarter of fiscal year 2002.

      o     Cash flow from operations was positive.

      o Cash and short and long-term marketable securities increased by $949,000 in the fourth quarter to $71.3 million.

      o     43 new customers were added worldwide in the fourth quarter.

      o     320 customers made repeat purchases.

      o     46 orders over $100,000 were received.

      o Direct sales represented 41% of total revenue; reseller revenue represented 59% of total revenue.

      o International business comprised approximately 25% of total revenue in the fourth quarter.

Product Highlights for the Fourth Quarter:
------------------------------------------

      o NetScout released a new family of nGenius(R) WAN/Frame Relay Probes that will allow enterprises to extend management capabilities to T3/E3 circuits in their corporate data centers and to T1/E1 circuits at remote sites. The probes can optionally be configured with either Fast Ethernet LAN monitoring for integrated LAN and WAN performance management of remote facilities or an nGenius(R) Network Security Adaptor to extend the security perimeter of the corporate network.

      o A new nGenius(R) Gigabit Ethernet over Copper Probe was released during the quarter for enterprises that have upgraded their network from Fast Ethernet to Gigabit Ethernet while leveraging their existing twisted pair cabling.

Fiscal Year 2003 in Review:
---------------------------

      o A major NetScout achievement in fiscal 2003 was the announcement and initial delivery of its new Common Data Model (CDM(TM)) technology and architecture, which will allow customers to consolidate performance management functions through its single solution, the nGenius(R)Performance Manager that advances the state of network management by reducing the number of tools and the complexity required to optimize the monitoring, troubleshooting, and performance of networks. nGenius Performance Manager utilizes a simplified architecture that allows enterprises to address performance across the enterprise with superior information and greater ease. The nGenius Performance Manager provides capacity planning, application monitoring, network monitoring, troubleshooting, performance fault management, and service level management from a single, integrated solution.

      o NetScout introduced an Alliance Program targeted at both network infrastructure vendors and network management application providers. The alliances will leverage the value of the nGenius Performance Management solution by incorporating data from a wider range of network devices and by providing nGenius information to complementary network management applications.

      o New probes and probe add-ons were released during the year. The additions and enhancements focused on incorporating a reduced size chassis, broader functions and higher speeds:

            o New probe product lines with reduced chassis size from 3U to 1U for conserving rack space.

            o nGenius(R) Gigabit Ethernet Aggregation Probe and the nGenius Eight-Port Gigabit Ethernet Probe for the fast growing gigabit Ethernet market.

            o nGenius(R) ATM OC-3/OC-12 probe for high-speed optical ATM environments.

            o nGenius(R) Fibre Channel probe for expanding nGenius Performance Manager's LAN and WAN support to include storage area networks.

            o nGenius(R) Network Security Adaptor for lending focus, flexibility, and forensics to network-based intrusion detection system deployments.

            o     nGenius(R) Gigabit Ethernet over Copper Probe.

            o     nGenius(R) WAN/Frame Relay Probes.

      o NetScout held its first User Conference that was attended by representatives from over 40 domestic and international companies.

      o This year NetScout added 51 partners to its channel partner program with an emphasis on international alliances, including Digital China, Dimension Data (UK and Germany), and SCS Networks (Singapore).

Guidance:
---------

      NetScout's near term expectations are based on the continued climate of tight enterprise IT spending and the uncertain timing of general economic improvement. For the first quarter of fiscal 2004, the Company expects revenue to show little change from the fourth quarter of fiscal 2003, GAAP loss per share to be in the range of ($0.02) to ($0.01) and pro forma loss per share to be in the range of ($0.01) to $0.00. The difference between GAAP and pro forma earnings per share is stock-based compensation of $49,000 and amortization of other intangible assets of $272,000. The Company expects to be cash neutral in the quarter.

CONFERENCE CALL INSTRUCTIONS:
-----------------------------

      The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company's website at http://www.netscout.com/investors. Please log onto the website 15 minutes prior to the broadcast. Alternatively, shareholders can listen to the call by dialing 800-450-0785 (U.S.) and 612-332-0228 (International). A replay of the call will be available after 8:00 p.m. ET this evening for approximately two weeks. The numbers for the replay are 800-475-6701 (U.S.) and 320-365-3844 (International). The access code is 678639.

About NetScout Systems, Inc.
----------------------------

      NetScout Systems, Inc. (Nasdaq: NTCT) is a market leader and pioneer of integrated network performance management solutions for leading companies and service providers worldwide. NetScout's offerings are based upon its nGenius(R) Performance Management System, an integrated solution of advanced monitoring and reporting applications that draw on the rich performance data generated by NetScout's real-time, application-aware probes, advanced intelligent software agents and other network devices. The nGenius System helps organizations increase their return on infrastructure investments by optimizing the performance of their network and applications. NetScout is headquartered in Westford, Massachusetts and has offices in North America, Europe and Asia. Further information on the company is available on the World Wide Web at http://www.netscout.com.

Safe Harbor:
------------

      Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the company's strategic relationships with Cisco Systems and other partners, dependence upon broad-based acceptance of the company's network performance management solutions, the company's ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius(R) product platform probes and software solutions and the implementation of the Company's CDM(TM) Technology strategy, the ability of NetScout to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels, and dependence on proprietary technology, as well as risks associated with a continued climate of tight IT spending, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the company, please refer to the company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, and its quarterly report on Form 10-Q for the quarter ended December 31, 2002 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

      NetScout, nGenius, and the NetScout logo are registered trademarks of NetScout Systems, Inc., Because the network is the business and Common Data Model (CDM) Technology are trademarks of NetScout Systems, Inc. NetScout reserves the right, at its sole discretion, to make changes at any time in its technical information, specifications, and service and support programs.

                                     # # # #

The Company's condensed consolidated statements of operations and balance sheets are attached.

      Contacts:
      Catherine Taylor
      Director of Investor Relations
      NetScout Systems, Inc.
      978-614-4286
      IR@netscout.com

                             NetScout Systems, Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                                         March 31,     March 31,
                                                           2003          2002
                                                         ---------     ---------

Assets
Current assets:
   Cash and cash equivalents                             $ 43,823      $ 19,332
   Marketable securities                                   27,442        44,849
   Accounts receivable, net                                11,906        12,932
   Inventories                                              2,982         3,698
   Refundable income taxes                                  1,226            --
   Deferred income taxes                                    1,782         1,293
   Prepaids and other current assets                        2,088         2,876
                                                         --------      --------

      Total current assets                                 91,249        84,980

Fixed assets, net                                           6,912         8,628
Other intangible assets, net                                  272         1,429
Goodwill, net                                              28,839        28,770
Deferred income taxes                                       7,651         7,617
Long-term marketable securities                                --         5,084
Other assets                                                   --           790
                                                         --------      --------

        Total assets                                     $134,923      $137,298
                                                         ========      ========

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                      $  1,403      $  2,456
   Accrued compensation                                     3,658         5,775
   Accrued other                                            1,819         2,715
   Income tax payable                                          --           542
   Deferred revenue                                        16,242        13,103
                                                         --------      --------

      Total current liabilities                            23,122        24,591
                                                         --------      --------

Stockholders' equity:

   Common stock                                                34            34
   Additional paid-in capital                             108,835       107,529
   Other comprehensive income                                   7            --
   Deferred compensation                                     (132)       (1,063)
   Treasury stock                                         (26,366)      (25,755)
   Retained earnings                                       29,423        31,962
                                                         --------      --------

      Total stockholders' equity                          111,801       112,707
                                                         --------      --------

        Total liabilities and stockholders' equity       $134,923      $137,298
                                                         ========      ========

                             NetScout Systems, Inc.
                 Condensed Consolidated Statements of Operations
                                 (In thousands)
                                   (Unaudited)

                                                                                 Three Months Ended            Year Ended
                                                                                      March 31,                 March 31,
                                                                                 2003           2002       2003          2002
                                                                                 ----           ----       ----          ----
Revenue:
   Product                                                                      $10,223      $15,016      $41,696      $ 51,583
   Service                                                                        6,441        6,000       24,527        21,102
   License and royalty                                                            1,053        1,887        5,435         9,599
                                                                                -------      -------      -------      --------
      Total revenue                                                              17,717       22,903       71,658        82,284
                                                                                -------      -------      -------      --------
Cost of revenue:
     Product (including stock-based compensation of $0, $0, $0
     and $1, respectively)                                                        3,070        5,043       13,282        18,465
     Service (including stock-based compensation of $1, $2, $6
     and $8, respectively)                                                        1,203          960        4,565         3,628
                                                                                -------      -------      -------      --------
       Total cost of revenue                                                      4,273        6,003       17,847        22,093
                                                                                -------      -------      -------      --------

Gross margin                                                                     13,444       16,900       53,811        60,191
                                                                                -------      -------      -------      --------
Operating expenses:
   Research and development (including stock-based compensation of
   $42, $551, $821 and $2,193, respectively)                                      4,266        5,361       17,100        19,841
   Sales and marketing (including stock-based compensation of $11
   $26, $65 and $109, respectively)                                               8,091        9,079       33,380        36,017
   General and administrative (including stock-based compensation
   of $1, $2, $6 and $7, respectively)                                            1,494        2,376        7,447         8,107
   Amortization of goodwill                                                          --        2,202           --         9,026
   Amortization of other intangible assets                                          272          380        1,088         1,457
                                                                                -------      -------      -------      --------
       Total operating expenses                                                  14,123       19,398       59,015        74,448
                                                                                -------      -------      -------      --------

Loss from operations                                                               (679)      (2,498)      (5,204)      (14,257)
Interest income and other expenses, net                                             248          360        1,145         1,919
                                                                                -------      -------      -------      --------
Loss before income tax benefit                                                     (431)      (2,138)      (4,059)      (12,338)
Income tax benefit                                                                  (77)        (397)      (1,520)         (927)
                                                                                -------      -------      -------      --------
Net loss                                                                        $  (354)     $(1,741)     $(2,539)     $(11,411)
                                                                                =======      =======      =======      ========

Basic and diluted net loss per share                                            $ (0.01)     $ (0.06)     $ (0.08)     $  (0.39)

Shares used in computing:
     Basic and diluted net loss per share                                        29,981       29,606       29,897        29,533

Calculation of non-GAAP financial measures:
Net loss                                                                        $  (354)     $(1,741)     $(2,539)     $(11,411)
Stock-based compensation (as detailed in expense categories above)                   55          581          898         2,318
Amortization of goodwill and other intangible assets                                272        2,582        1,088        10,483
                                                                                -------      -------      -------      --------
Pro forma net income (loss) excluding acquisition and stock-based
   compensation costs                                                           $   (27)     $ 1,422      $  (553)     $  1,390
                                                                                =======      =======      =======      ========

Pro forma diluted net income (loss) per share, excluding
    acquisition and stock-based compensation costs                              $    --      $  0.05      $ (0.02)     $   0.05

Shares used in computing pro forma diluted net income (loss) per share,
    excluding acquisition and stock-based compensation costs                     29,981       30,341       29,897        30,051